Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of TOMI Environmental Solutions, Inc. of our report dated March 30, 2021, relating to our audits of the consolidated financial statements of TOMI Environmental Solutions, Inc. and Subsidiary, which appears in the Annual Report on Form 10-K of TOMI Environmental Solutions, Inc. for the year ended December 31, 2020.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 26, 2021